As filed with the Securities and Exchange Commission on July 29, 2009

Registration No. 333-122812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 2 on

FORM S-3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAMBA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2122262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, CA 94608

(510) 596-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Fox

Senior Vice President, General Counsel and Secretary

Jamba, Inc.

6475 Christie Avenue, Suite 150, Emeryville, CA 94608

(510) 596-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Cameron Jay Rains, Esq.

Eric H. Wang, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303-2248

(650) 833-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 on Form S-3 to Form S-1, as amended (File No. 333-122812), which was declared effective by the Securities and Exchange Commission on June 29, 2005 (the “Registration Statement”), is being filed to deregister unsold shares of common stock underlying unexercised warrants which were included in the units issued in connection with the initial public offering of the registrant, Jamba, Inc. The unexercised warrants expired on June 28, 2009. A total of 16,580,500 shares of common stock underlying the unexercised warrants remained unsold under the Registration Statement and are being deregistered by this Post-Effective Amendment No. 2. As a result of the expiration of the unexercised warrants, the registrant’s obligation to keep the Registration Statement effective has expired, and this Post-Effective Amendment No. 2 will also serve to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 29th day of July, 2009.

JAMBA, INC.

/S/ JAMES D. WHITE
James D. White Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-3 to Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ JAMES D. WHITE James D. White	Chief Executive Officer, President and Director (Principal Executive Officer)	July 29, 2009

/S/ KAREN L. LUEY Karen L. Luey	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2009

/S/ STEVEN R. BERRARD Steven R. Berrard	Chairman of the Board and Director	July 29, 2009

/S/ THOMAS C. BYRNE Thomas C. Byrne	Director	July 29, 2009

/S/ RICHARD L. FEDERICO Richard L. Federico	Director	July 29, 2009

/S/ ROBERT C. KAGLE Robert C. Kagle	Director	July 29, 2009

/S/ LESLEY HOWE Lesley Howe	Director	July 29, 2009

/S/ BRIAN SWETTE Brian Swette	Director	July 29, 2009

/S/ RAMÓN MARTIN-BUSUTIL Ramón Martin-Busutil	Director	July 29, 2009

/S/ ANDREW R. HEYER Andrew R. Heyer	Director	July 29, 2009

/S/ BETH L. BRONNER Beth L. Bronner	Director	July 29, 2009

/S/ MICHAEL SERRUYA Michael Serruya	Director	July 29, 2009